                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                      Date of Report: November 22, 1999



                           Alysis Technologies, Inc.
            (Exact name of registrant as specified in its charter)



          Delaware                         00021539                         94-3161772
(State or other jurisdiction        (Commission File Number)    (I.R.S. Employer Identification No.)
     of incorporation)

                         1900 Powell Street, Suite 600
                         Emeryville, California 94608
                   (Address of principal executive offices)

                                (510) 450-7000
             (Registrant's telephone number, including area code)

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K filed with the commission on September 27, 1999 as set forth in the pages attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

     (a)  Financial Statements of Business Acquired

          The following are included in the audited financial statements herein:

          1.   Report of Independent Auditors;
          2.   Balance Sheet as of June 30, 1999;
          3.   Statement of Operations for the year ended June 30, 1999;
          4.   Statement of Stockholders' Deficit as of June 30, 1999;
          5.   Statement of Cash Flows for the year ended June 30, 1999; and
          6.   Notes to Financial Statements for the year ended June 30, 1999.

     (b)  Unaudited Pro Forma Condensed Combined Financial Information

          The following are included in the pro forma condensed combined financial information herein:

          1. Introduction to Unaudited Pro Forma Condensed Combined Financial Information;
          2. Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1999;
          3. Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998; and
          4. Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Item 7(a).  Financial Statements of Business Acquired


                        Report of Independent Auditors


The Board of Directors and Stockholders
At Work Corporation

We have audited the accompanying balance sheet of At Work Corporation as of June 30, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of At Work Corporation at June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Walnut Creek, California
September 1, 1999, except for
Notes 5 and 7 as to which the date is
September 15, 1999

                              AT WORK CORPORATION
                                 BALANCE SHEET

                                 June 30, 1999


Assets
Current assets:
  Cash                                                                                       $   140,579
  Accounts receivable, net of allowance for doubtful accounts of $3,290                           71,000
  Notes receivable from stockholders                                                               4,000
                                                                                             -----------
Total current assets                                                                             215,579

Equipment, net                                                                                    16,251
Other assets                                                                                       3,252
                                                                                             -----------
Total assets                                                                                 $   235,082
                                                                                             ===========

Liabilities and stockholders' deficit
Current liabilities:
  Accounts payable                                                                           $    20,803
  Accrued payroll and related liabilities                                                          9,870
  Deposits                                                                                       200,000
  Borrowings under line of credit agreements                                                       6,111
  Income taxes payable                                                                            55,221
                                                                                             -----------
Total current liabilities                                                                        292,005

Stockholders' deficit:
  Common stock, no par value;
   Authorized shares - 200
   Issued and outstanding shares - 10                                                              1,000
  Accumulated deficit                                                                            (57,923)
                                                                                             -----------
Total stockholders' deficit                                                                      (56,923)
                                                                                             -----------
Total liabilities and stockholders' deficit                                                  $   235,082
                                                                                             ===========

See accompanying notes.

                              AT WORK CORPORATION
                            STATEMENT OF OPERATIONS

                           Year ended June 30, 1999


Revenues:
  License                                                          $   203,290
  Service                                                              131,291
                                                                   -----------
Total revenues                                                         334,581

Cost of revenues                                                        65,645
                                                                   -----------
Gross profit                                                           268,936

Operating expenses:
  Sales and marketing                                                  107,876
  Product development                                                   81,314
  General and administrative                                            61,195
                                                                   -----------
Operating expenses                                                     250,385
                                                                   -----------

Income from operations                                                  18,551
Interest expense                                                         2,819
Income taxes                                                            55,221
                                                                   -----------
Net loss                                                           $   (39,489)
                                                                   ===========

See accompanying notes.

                              AT WORK CORPORATION
                      STATEMENT OF STOCKHOLDERS' DEFICIT

                       For the year ended June 30, 1999


                                              Common Stock             Accumulated
                                          ----------------------
                                             Shares     Amount           Deficit           Total
                                          ----------------------------------------------------------
Balance at June 30, 1998                     10         $1,000          $(18,434)        $(17,434)
 Net loss and comprehensive loss              -              -           (39,489)         (39,489)
                                          ----------------------------------------------------------
Balance at June 30, 1999                     10         $1,000          $(57,923)        $(56,923)
                                          ==========================================================

See accompanying notes.

                              AT WORK CORPORATION
                            STATEMENT OF CASH FLOWS

                           Year ended June 30, 1999

Operating activities
Net loss                                                                                        $(39,489)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation                                                                                    8,813
   Allowance for doubtful accounts                                                                 3,290
   Change in operating assets and liabilities:
    Accounts receivable                                                                          (73,790)
    Accounts payable                                                                               4,528
    Accrued payroll and related liabilities                                                       10,043
    Deposits                                                                                     200,000
    Income taxes payable                                                                          55,221
                                                                                           -------------
Net cash provided by operating activities                                                        168,616

Investing activities
Purchase of equipment                                                                             (9,530)
Notes receivable from shareholders                                                                (4,000)
                                                                                           -------------
Net cash used in investing activities                                                            (13,530)

Financing activities
Borrowings from line of credit agreements                                                         53,111
Repayments on line of credit agreements                                                          (79,284)
                                                                                           -------------
Net cash used in financing activities                                                            (26,173)
                                                                                           -------------
Net increase in cash                                                                             128,913
Cash at beginning of year                                                                         11,666
                                                                                           -------------
Cash at end of year                                                                             $140,579
                                                                                           =============

Supplemental disclosures of cash flow information
Cash paid during the year for:
 Interest                                                                                       $  2,819
                                                                                           =============

See accompanying notes.

                              AT WORK CORPORATION
                         Notes to Financial Statements

                                 June 30, 1999


1. The Company and Summary of Significant Accounting Policies

The Company

At Work Corporation, d/b/a @Work Technologies (the "Company"), was incorporated on October 18, 1995 in New York for the purpose of developing software products to organize data for distribution over the Internet. The Company's products and services organize data generated by customer accounting systems into an appropriate format for distribution over the Internet. The primary application of the Company's software products has been within customers' billing applications.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk and Credit Evaluations

The Company conducts business primarily with companies in the United States and Australia. The Company generally does not conduct credit evaluations of these customers and does not require collateral, as the majority of its business is with large financially secure companies.

At June 30, 1999, three customers accounted for 37%, 35% and 17%, respectively, of the Company's total revenues.

Revenue

License revenue is recognized when a noncancelable license agreement has been executed, the product has been shipped, the license fee is fixed or determinable and collectibility is reasonably assured. Service revenue primarily consists of consulting revenue, which is recognized as services are performed.

Equipment

Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Software Development Costs

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. As of June 30, 1999, such capitalized software development costs were insignificant and all software development costs have been charged to product development expenses in the accompanying statement of operations.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109 ("FAS 109"), "Accounting for Income Taxes," which requires the use of the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rules and laws that are expected to be in effect when the differences are expected to reverse.

2. Equipment

The components of equipment are as follows at June 30, 1999:


Computer equipment and software                                        $ 33,193
Furniture and fixtures                                                    5,489
                                                                       --------
                                                                         38,682
Less accumulated depreciation                                           (22,431)
                                                                       --------
                                                                       $ 16,251
                                                                       ========

3. Line of Credit Agreements

The Company has a line of credit agreement with a bank which allows for borrowings up to $50,000. The line expires on December 31, 1999 and requires no collateral. Interest on the outstanding balance accrues at the bank's prime rate plus 1% (9% at June 30, 1999) per annum. Outstanding principal balances are due ratably over 36 months and accrued interest is payable monthly. The Company had no outstanding amounts under this agreement at June 30, 1999.

The Company also has an unsecured line of credit agreement with a financial institution which allows for borrowings of up to $12,000. This line does not expire and does not require collateral. Interest on the outstanding balance accrues at the prime rate plus 3.9% (11.65% at June 30, 1999) per annum. Outstanding principal and accrued interest are payable monthly. The Company had $6,111 outstanding under this line at June 30, 1999.

4. Operating Lease

The Company leases its principal facility under an operating lease which is renewed on a monthly basis at the option of the Company. The Company does not have a liability for future minimum lease payments under the terms of the lease agreement.

Rent expense for the year ended June 30, 1999 was $19,620.

5. Notes Receivable From Stockholders

The Company has outstanding notes receivable from certain officers who are also stockholders of the Company. These notes do not bear interest and are secured by the stockholders' personal assets. All outstanding amounts were repaid in September 1999.

6. Income Taxes

The provision for income taxes consists of the following components as of June 30, 1999:



Current:
  Federal                                                        $  40,662
  State                                                             14,559
                                                                 ---------
                                                                    55,221
Deferred:
  Federal                                                                -
  State                                                                  -
                                                                 ---------
                                                                         -
                                                                 ---------
Total provision for income tax                                   $  55,221
                                                                 =========

The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to the Company's income before taxes as follows at June 30, 1999:


Income tax provision at federal statutory rate                   $   5,349
State income tax, net of federal tax effect                          1,052
Nondeductible expenses                                                 668
Change in valuation allowance                                       48,152
                                                                 ---------
Provision for income taxes                                       $  55,221
                                                                 =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows at June 30, 1999:


Deferred tax assets:
 Accrual to cash adjustments                                     $  54,503
                                                                 ---------
Total deferred tax assets                                           54,503
Valuation allowance                                                (54,503)
                                                                 ---------
Total net deferred tax assets                                    $       -
                                                                 =========

A valuation allowance was established against the deferred tax assets due to uncertainty regarding their realizability. The valuation allowance increased by $48,152 in the year ending June 30, 1999. The Company prepares its federal and state income tax returns on the cash basis and has a September 30 year end for income tax purposes.

7. Subsequent Events

Sale of the Business

On September 15, 1999, the Company's stockholders entered into a Stock Purchase Agreement with Alysis Technologies, Inc., an unrelated public company, under which all of the Company's outstanding common stock was sold to Alysis Technologies, Inc. No adjustments to the financial position or results of operations which may result from this acquisition have been included in the accompanying financial statements.

8. Year 2000 (Unaudited)

The Year 2000 issue relates to the use by many existing computer programs of only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company recognizes the need to ensure that the potential Year 2000 software failures will not adversely impact its operations. The Company believes that Year 2000 problems will not have a material adverse effect on its results of operations or financial position.

The Company has evaluated all internally developed and purchased software and hardware for Year 2000 compliance. The Company believes no changes to its systems or hardware are necessary to reach compliance. To date, Year 2000 costs have been minimal and the Company believes that future costs, if any, will be immaterial. However, there can be no assurances that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems.

At this time, the Company cannot quantify the potential impact of third-party Year 2000 issues, nor has it developed contingency plans for the possibility that one or more of such third parties may experience a significant disruption due to Year 2000 issues.

Item 7(b).  Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information for Alysis Technologies, Inc. (the "Company") set forth below, gives effect to the acquisition of At Work. The Company acquired At Work in September 1999. Accordingly, the results of operations of At Work subsequent to the acquisition are included in the Company's historical results of operations for the three and nine month periods ended September 30, 1999. The historical financial information set forth below has been derived from, and is qualified by reference to, the financial statements and the notes thereto of At Work included herein. The unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 1999 and the year ended December 31, 1998 set forth below give effect to the acquisition as if it occurred as of the beginning of each period presented. The unaudited pro forma condensed combined financial information set forth below reflects certain adjustments, including adjustments to reflect amortization of the acquired intangible assets. The information set forth below should be read in conjunction with the financial statements and related notes to the financial statements of At Work included herein and the financial statements and related notes of the Company which are included in the Company's Annual Reports on Form 10-K for the years ended December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999. The unaudited pro forma condensed combined financial information set forth below does not purport to represent what the results of operations or financial condition of the Company would actually have been if the At Work acquisition and related transactions had in fact occurred on such date or to project the future results of operations or financial condition of the Company.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 for the Nine Months Ended September 30, 1999
                                (in thousands)


                                                               Historical          Pro Forma       Pro Forma
                                                         ----------------------
                                                           Alysis     At Work     Adjustments       Combined
                                                         ----------  ----------   -----------     -----------
Revenues:
  License                                                $    5,769  $      118   $         -     $     5,887
  Service                                                     5,525          35             -           5,560
  Maintenance                                                 3,810           -             -           3,810
                                                         ----------  ----------   -----------     -----------
    Total revenues                                           15,104         153             -          15,257

Cost of revenues                                              7,712          25             -           7,737

Operating expenses:
  Sales and marketing                                         3,297          94             -           3,391
  General and administrative                                  3,128          65           630  c        3,823
  Product development                                         1,070         161             -           1,231
                                                         ----------  ----------   -----------     -----------
    Total operating expenses                                  7,495         320           630           8,445
                                                         ----------  ----------   -----------     -----------

Operating loss                                                 (103)       (192)         (630)           (925)

Interest income                                                 224           -             -             224
                                                         ----------  ----------   -----------     -----------

Income (loss) before income taxes                               121        (192)         (630)           (701)

Income taxes                                                      -          55           (55) b            -
                                                         ----------  ----------   -----------     -----------

Net income (loss)                                               121        (247)          575            (701)

Preferred stock dividends                                        47           -             -              47
                                                         ----------  ----------   -----------     -----------
Net income (loss) applicable to common
  shareholders                                           $       74  $     (247)  $       575     $      (748)
                                                         ==========  ==========   ===========     ===========

Basic net income (loss) per share applicable to common
  shareholders (a)                                       $     0.01                               $     (0.06)
                                                         ==========                               ===========
Diluted net income (loss) per share applicable to
  common shareholders (a)                                $     0.01                               $     (0.06)
                                                         ==========                               ===========

Shares used in computing basic net income (loss) per
  share applicable to common shareholders (a)                12,134                                    12,588
                                                         ==========                               ===========

Shares used in computing diluted net income (loss) per
  share applicable to common shareholders (a)                13,042                                    12,588
                                                         ==========                               ===========


See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     for the Year Ended December 31, 1998
                                (in thousands)

                                                                  Historical                     Pro Forma               Pro Forma
                                                     -----------------------------------
                                                          Alysis              At Work           Adjustments               Combined
                                                     ---------------       -------------      --------------           -------------
Revenues:
  License                                             $        3,141          $      100          $        -             $    3,241
  Service                                                      5,661                 184                   -                  5,845
  Maintenance                                                  4,369                   -                   -                  4,369
                                                      --------------          ----------          ----------             ----------
    Total revenues                                            13,171                 284                   -                 13,455

Cost of revenues                                              10,814                  32                   -                 10,846

Operating expenses:
  Sales and marketing                                          5,234                  40                   -                  5,274
  General and administrative                                   4,456                  60                 839     c            5,355
  Product development                                          5,343                  28                   -                  5,371
                                                      --------------          ----------          ----------             ----------
    Total operating expenses                                  15,033                 128                 839                 16,000
                                                      --------------          ----------          ----------             ----------

Operating income (loss)                                      (12,676)                124                (839)               (13,391)

Interest income                                                  395                   -                   -                    395
                                                      --------------          ----------          ----------             ----------
Income (loss) before income taxes                            (12,281)                104                (839)               (12,996)

Income taxes                                                       -                  49                 (49)    b                -
                                                      --------------          ----------          ----------             ----------
Net income (loss)                                            (12,281)                 75                (790)               (12,996)
                                                      ==============          ==========          ==========             ==========

Basic and diluted net loss per share (a)              $        (1.06)                                                    $    (1.08)
                                                      ==============                                                     ==========

Shares used in computing basic and diluted net
  loss per share (a)                                          11,596                                                         12,076
                                                      ==============                                                     ==========

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1.  Pro Forma Adjustments

The following adjustments were applied to the statements of operations to arrive at the unaudited pro forma condensed combined statements of operations.


(a) Pro forma net income (loss) reflects the impact of the adjustments below. Pro forma basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding after the issuance of Alysis common stock to acquire the outstanding shares of At Work common stock as of January 1, 1998. Pro forma diluted net income per share is computed as described above and also gives effect to any dilutive options. Dilutive options are excluded from the computation during loss periods, as their effect is antidilutive.


(b) Reflects the elimination of At Work's income taxes payable. We believe the combined entity will be able to utilize the current net operating loss carryforward of the Company.


(c) Reflects the amortization of the Intangible assets as if they were established as of the beginning of each period presented and are amortized over three years. Quarterly amortization expense is $210,000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Name



Dated:  November 22, 1999     By:   /s/  Leslie J. Alvarez
                                    -----------------------
                                    Leslie J. Alvarez